CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-18303) of our report dated February 14, 1997, with respect to the Statement of Revenue and Certain Expenses of 527 Madison Avenue (the Property) for the year ended December 31, 1996, included in the Current Reports on Form 8-K/A Amendment No. 1 dated February 24, 1997, and Amendment No. 2 dated March 10, 1997, both filed with the Securities and Exchange Commission.



                                                          /s/ Ernst & Young LLP



Stamford, Connecticut
March 10, 1997